                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 33-470530 of Scope Industries on Form S-8 of our reports dated August 28, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of Scope Industries for the year ended June 30, 2000.

/s/  Deloitte & Touche LLP

Los Angeles, California
August 28, 2000